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                                                                  Exhibit 10.20



                         FOURTH SUPPLEMENTAL INDENTURE

          FOURTH SUPPLEMENTAL INDENTURE, dated as of March 8, 2000 (the "Fourth Supplemental Indenture") to the Indenture, dated as of May 1, 1993, between Chatwins Group, Inc., a Delaware corporation (the "Company") and State Street Bank and Trust Company, a Massachusetts trust company, as successor trustee to The First National Bank of Boston (the "Trustee"), as amended by the First Supplemental Indenture and Waiver of Covenants, dated as of June 20, 1995 between the Company and the Trustee, the Second Supplemental Indenture, dated as of June 20, 1995, between the Company and the Trustee and Third Supplemental Indenture, dated as of May 28, 1999, between the Company and the Trustee (as amended, the "Indenture").

          The Company and the Trustee, pursuant to Section 9.01(5) of the Indenture, agree as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's Securities:

          1. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Indenture.

          2. In connection with a proposed merger between the Company and Reunion Industries, Inc. ("Reunion"), a new credit facility for the combined entity the proceeds of which will be used to refinance certain indebtedness of the Company and Reunion and to finance the Purchase Offer (as defined), and certain related transactions, the Company solicited consents to waivers and amendments of certain provisions of the Indenture from Securityholders of record on November 19, 1999 pursuant to a Consent Solicitation and Purchase Offer, dated February 1, 2000 (the "Consent Solicitation"). In the Consent Solicitation the Company also made an offer to purchase $25 million principal amount of Securities (the "Purchase Offer") from Securityholders who consented to all the waivers and amendments under the Indenture. The Purchase Offer is conditioned on receipt of the consents requested by the Consent Solicitation (the "Consents"). The Company has received sufficient Consents to permit the Purchase Offer to be consummated. However, more than 90 days have passed since the record date used for the Consent Solicitation which is specified by Section 9.04(b) of the Indenture as the maximum period for the effectiveness of the Consents.

          3. To permit the Consents to remain effective and the Purchase Offer to be consummated, the provision of Section 9.04(b) of the Indenture ("Revocation and Effect of Consents") that specifies that no Consent shall be valid or effective for more than 90 days after the applicable record date is waived and amended as necessary to permit consummation of the Purchase Offer but only if it is consummated by April 10, 2000.

          4. This Fourth Supplemental Indenture shall be an integrated part of the Indenture (as amended and modified by the First Supplemental Indenture and Waiver of Covenants, the Second Supplemental Indenture and the Third Supplemental Indenture). Except as amended by this Fourth Supplemental Indenture, the Indenture (as amended by the First Supplemental Indenture and Waiver of Covenants, the Second
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Supplemental Indenture and the Third Supplemental Indenture) shall remain in full force and effect.

          5. This Fourth Supplemental Indenture may be executed in any number of counterparts, each which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.


                                  CHATWINS GROUP, INC.



                                  /s/Joseph C. Lawyer
                                  --------------------
                                  Joseph C. Lawyer
                                  President


                                  STATE STREET BANK AND
                                  TRUST COMPANY, as successor Trustee



                                  By: /s/Jacqueline Bonhomme
                                      ----------------------
                                  Name: Jacqueline Bonhomme
                                  Title:  Assistant Vice President

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